Exhibit 99.1

FOR IMMEDIATE RELEASE

LUMBER LIQUIDATORS ANNOUNCES

APPOINTMENT OF NANCY A. WALSH AS CHIEF FINANCIAL OFFICER

TOANO, Va., August 19, 2019 – Lumber Liquidators (NYSE: LL), a leading specialty retailer of hard-surface flooring in North America, today announced the appointment of Nancy A. Walsh as the Company’s Chief Financial Officer effective September 9, 2019. Ms. Walsh will replace Interim Chief Financial Officer Timothy Mulvaney who will return to his role as Chief Accounting Officer for the Company.

Ms. Walsh brings over 30 years of public company finance and capital markets experience, a deep background in financial planning and operational management, and extensive knowledge of the retail industry. She most recently served as Executive Vice President and Chief Financial Officer of Pier 1 Imports, Inc. Prior to that, she served as Executive Vice President and Chief Financial Officer of The Bon-Ton Stores, Inc. and in various finance and leadership positions with Tapestry, Inc., formerly known as Coach, Inc.

“The Board and I are excited to add someone with Nancy’s broad retail and finance experience to the executive team at Lumber Liquidators,” said Dennis Knowles, President and Chief Executive Officer. “Her wealth of knowledge will assist us as we execute our transformation plan to position the company for long term success.”

“I am eager to join the Lumber Liquidators team at an exciting point in the Company’s journey,” said Walsh. “I am confident that my finance and retail experience will allow me to help lead the successful execution of our plans and drive value for all stakeholders.”

“I would also like to express my sincere thanks to Tim for his leadership while serving in the interim role since March,” Knowles added. “We will continue to benefit from his knowledge and professionalism as he returns to his role as Chief Accounting Officer, and his experience will help ensure a smooth transition as Nancy joins the Company.”

About Lumber Liquidators

With 416 locations, Lumber Liquidators is one of North America's leading specialty retailers of hard-surface flooring. The Company features more than 400 varieties of floors in the latest styles, including solid and engineered hardwood, bamboo, cork, laminate, waterproof vinyl plank and porcelain tile flooring. Additionally, Lumber Liquidators provides a wide selection of flooring enhancements and accessories to complement, install and maintain new floors. Every location is staffed with flooring experts who can provide advice, pro services and installation options for all of Lumber Liquidators' products, much of which is in stock and ready for delivery.

Learn more about Lumber Liquidators:

•	Commitment to compliance, quality and the communities it serves: https://www.lumberliquidators.com/quality.
•	Corporate giving: LayItForward.LumberLiquidators.com.
•	Follow on social media: Facebook, Instagram and Twitter.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. These risks include, without limitation, the impact on us of any of the following:

•	the outcomes of legal proceedings, and the related impact on liquidity;
•	reputational harm;
•	obligations related to and impacts of new laws and regulations, including pertaining to tariffs;
•	obtaining products from abroad, including the effects of tariffs, as well as the effects of antidumping and countervailing duties;
•	obligations under various settlement agreements and other compliance matters;
•	disruptions related to our corporate headquarters relocation;
•	inability to open new stores, find suitable locations for our new store concept, and fund other capital expenditures;
•	inability to execute on our key initiatives or such key initiatives do not yield desired results;
•	managing growth;
•	transportation costs;
•	damage to our assets;
•	disruption in our ability to distribute our products;
•	operating stores in Canada and an office in China;
•	managing third-party installers and product delivery companies;
•	renewing store or warehouse leases;
•	having sufficient suppliers;
•	our, and our suppliers’, compliance with complex and evolving rules, regulations, and laws at the federal, state, and local level;
•	disruption in our ability to obtain products from our suppliers;
•	product liability claims;
•	availability of suitable hardwood, including due to disruptions from the impacts of severe weather;
•	changes in economic conditions, both domestic and abroad;
•	sufficient insurance coverage;
•	access to and costs of capital;
•	disruption due to cybersecurity threats;
•	the handling of confidential customer information, including the impacts from the California Consumer Privacy Act;
•	management information systems disruptions;
•	alternative e-commerce offerings;
•	our advertising strategy;
•	anticipating consumer trends;
•	competition;
•	impact of changes in accounting guidance, including the implementation guidelines and interpretations;
•	maintenance of valuation allowances on deferred tax assets and the impacts thereof;
•	internal controls including those over tariffs;
•	stock price volatility; and
•	anti-takeover provisions.

The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. Information regarding these and other additional risks and uncertainties is contained in the Company's other reports filed with the Securities and Exchange Commission, including the Item 1A, "Risk Factors," section of the Form 10-K for the year ended December 31, 2018.

For further information contact:

Lumber Liquidators Investor Relations

ir@lumberliquidators.com

Tel: 757.566.7512